NOTICE OF ERRONEOUS FILING

April 1, 2004

Securities and Exchange Commission
File Desk
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C.  20549

Re:   Erroneous filing on behalf of Smith Barney Income Funds Inc.

Ladies and Gentlemen:

    A Definitive 14A EDGAR filing was erroneously transmitted on March 31, 2004, on behalf of Smith Barney Income Funds Inc. (Accession 0001133228-04-000099). This correspondence serves as notice that such filing was made in error and to please disregard such filing.


                         Smith Barney Income Funds Inc.